Exhibit 23.2













                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated February 24, 2005 on the financial statements of American Church Mortgage Company as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 in the Post Effective Amendment No 1 to Form S-11 Registration Statement of American Church Mortgage Company dated on or about September 20, 2005 and to the reference to our Firm under the caption "Experts" in the Prospectus included therein.


                                   /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                         Certified Public Accountants

Minneapolis, Minnesota
September 20, 2005